SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ]  Preliminary Proxy Statement          [ ] Confidential, For Use of the
     [X]  Definitive Proxy Statement               Commission only (as permitted
     [ ]  Definitive Additional Materials          by Rule 14a-6(e)(2))
     [ ]  Soliciting Materials Under Rule 14a-12

                         JANUS HOTELS AND RESORTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:
                                      N.A.
--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
                                      N.A.
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                      N.A.
--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
                                      N.A.
--------------------------------------------------------------------------------

     (5)  Total fee paid:
                                      N.A.
--------------------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials:
                                      N.A.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:
                                      N.A.
--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
                                      N.A.
--------------------------------------------------------------------------------

     (3)  Filing Party:
                                      N.A.
--------------------------------------------------------------------------------

     (4)  Date Filed:
                                      N.A.
--------------------------------------------------------------------------------

                         JANUS HOTELS AND RESORTS, INC.

                      2300 CORPORATE BLVD. N.W., SUITE 232
                         BOCA RATON, FLORIDA 33431-8596
               TELEPHONE (561) 997-2325, FACSIMILE (561) 997-5331


                                                                April 25, 2001


To Our Stockholders:

      On behalf of the Board of Directors of Janus Hotels and Resorts, Inc., I cordially invite you to attend the 2001 Annual Meeting of Stockholders. The meeting will be held at 1:30 p.m. Pacific Daylight Time on June 7, 2001, at New York-New York Hotel Casino, 3790 Las Vegas Blvd. South, Las Vegas, Nevada 89109. The formal notice of the meeting appears on the next page. During the meeting, stockholders who are present will have the opportunity to meet and ask questions of our senior management team.

      We believe that type of interaction between stockholders and management is important and hope that you will be able to attend.

      Whether or not you are able to attend the meeting, it is important that your views be represented. To be sure that happens, please sign and date the enclosed proxy card and return it in the envelope provided. If you plan to attend the meeting, please check the appropriate box on the proxy card.


                                           Sincerely,

                                           /s/ Louis S. Beck
                                           ----------------------------------
                                           Louis S. Beck
                                           Chairman of the Board of Directors

                         JANUS HOTELS AND RESORTS, INC.
                      2300 Corporate Blvd., N.W. Suite 232
                         Boca Raton, Florida 33431-8596

                       ----------------------------------
                           NOTICE OF ANNUAL MEETING OF
                                  STOCKHOLDERS
                             TO BE HELD JUNE 7, 2001
                       ----------------------------------

To Our Stockholders:

      The 2001 Annual Meeting of the Stockholders of Janus Hotels and Resorts, Inc. (the "Company") will be held at New York-New York Hotel Casino, 3790 Las Vegas Blvd. South, Las Vegas, Nevada 89109, on June 7, 2001 at 1:30 p.m. Pacific Daylight Time for the following purposes:

      (1)   To elect three (3) Class B directors;

      (2) To approve the adoption of the Janus Hotels and Resorts, Inc. Directors' Stock Option Plan;

      (3) To adopt the Second Restated Certificate of Incorporation of Janus Hotels and Resorts, Inc.;

      (4) To ratify the selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and

      (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 20, 2001, as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

      Your attention is directed to the accompanying Proxy Statement and the attached exhibits for the text of the resolutions to be proposed at the meeting and further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

                                       By Order of the Board of Directors

                                       LAWRENCE A. GOLDMAN
                                       Secretary


April 25, 2001
Boca Raton, Florida

                         JANUS HOTELS AND RESORTS, INC.
                      2300 Corporate Blvd., N.W. Suite 232
                         Boca Raton, Florida 33431-8596

                           --------------------------
                                 PROXY STATEMENT
                           --------------------------


      This Proxy Statement is furnished by the Board of Directors (the "Board of Directors") of Janus Hotels and Resorts, Inc., a Delaware corporation (the "Company" or "Janus"), in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders (the "Meeting") to be held at New York-New York Hotel Casino, 3790 Las Vegas Blvd. South, Las Vegas, Nevada 89109, on June 7, 2001 at 1:30 p.m. Pacific Daylight Time, and at any adjournment thereof. This Proxy Statement and the accompanying Annual Report, are being mailed to stockholders on or about April 27, 2001. The principal executive offices of the Company are located at 2300 Corporate Blvd., N.W., Suite 232, Boca Raton, Florida 33431-8596.


      Only stockholders of record at the close of business on the record date, April 20, 2001, will be entitled to vote at the Meeting and at all adjournments thereof.


      On April 20, 2001, there were issued and outstanding 7,924,823 shares of the Company's common stock, par value $.01 per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on each matter to be voted upon. On April 20, 2001, there were issued and outstanding 3,100 shares of the Company's preferred stock, Series B, par value $.01 per share (the "Preferred Stock"). The holders of Preferred Stock do not have the right to vote on any matter being considered at the Meeting. A majority of the shares of Common Stock entitled to vote at the Meeting will constitute a quorum for the transaction of business. There are no cumulative voting rights.


GENERAL INFORMATION

Voting of Proxies

      If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the persons designated therein (a) "FOR" the election of each of Messrs. Arthur Lubell, Howard C. Nusbaum and Paul Tipps as Class B directors of the Company with a term expiring in 2004; (b) "FOR" approval of the adoption of the Janus Hotels and Resorts, Inc. Directors' Stock Option Plan; (c) "FOR" the adoption of the Second Restated Certificate of Incorporation of Janus Hotels and Resorts, Inc.; (d) "FOR" the ratification of the selection of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending December 31, 2001; and (e) in connection with the transaction of such other business as may properly be brought before the meeting, in accordance with the judgment of the person or persons voting the proxy. If any of the nominees for director is unable to serve or for good cause will not serve, an event that is not anticipated by the Company, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors.

      Votes will not be considered cast, however, if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, if directions are given in a written proxy to withhold votes or if the votes are withheld by a broker.

      The proxy may be revoked by the stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Secretary of the Company, by duly executing and delivering to the Secretary of the Company a proxy bearing a later date or by voting in person at the Meeting.

      The United States Lines, Inc. and United States Lines (S.A.), Inc. Reorganization Trust (the "Reorganization Trust") is the record owner of 364,416 shares of Common Stock for the benefit of former unsecured creditors of United States Lines, Inc. (U.S. Lines) whose claims have not been resolved. In accordance with an order of the United States Bankruptcy Court for the Southern District of New York (In re United States Lines, Inc., Case No. 86B 12240), the Trustee of the Reorganization Trust votes such shares, on each proposal before stockholders, in the same proportion "for" or "against" (or "withhold" in the case of director elections) such proposal as stockholders (other than the Trust) who actually vote in person or by proxy, but disregarding for this purpose (i) stockholders who do not vote or who vote "abstain" and (ii) shares of Common Stock issued after March 16, 1997. Of the shares held by Messrs. Beck, Yeaggy or their affiliates set forth in the table below, 3,799,999 are shares issued after March 16, 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information with respect to the beneficial ownership of the capital stock of the Company as of April 3, 2001 for
(i) each person who is known by the Company to beneficially own more than 5% of any class of capital stock; (ii) each named executive officer listed in the Summary Compensation Table below; (iii) each director of the Company; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each listed person has sole voting power and investment power over the respective shares owned.


---------------------------------------------------------------------------------------------------------------

                                    Amount and Nature      Amount and Nature                        Percent of
                                      of Beneficial          of Beneficial         Percent of        Class of
                                      Ownership of            Ownership of          Class of        Preferred
 Name and Address of                  Common Stock          Preferred Stock       Common Stock        Stock
 Beneficial Owner (1)                 ------------          ---------------       ------------       -------
----------------------
---------------------------------------------------------------------------------------------------------------
 Louis S. Beck (2)                      3,042,407                  --                37.4%              --
---------------------------------------------------------------------------------------------------------------
 Harry G. Yeaggy (3)                    1,182,500                  --                14.6%              --
---------------------------------------------------------------------------------------------------------------
 Arthur Lubell (4)                          5,000                  --                  *                --
---------------------------------------------------------------------------------------------------------------
 Richard P. Lerner (4)                      5,000                  --                  *                --
---------------------------------------------------------------------------------------------------------------
 C. Scott Bartlett, Jr. (4)                10,000                  --                  *                --
---------------------------------------------------------------------------------------------------------------
 Lucille Hart-Brown (4)                     5,000                  --                  *                --
---------------------------------------------------------------------------------------------------------------
 Vincent Hatala, Jr. (4)(5)                 5,000                  --                  *                --
---------------------------------------------------------------------------------------------------------------
 Michael M. Nanosky                            --               2,000                  *              64.5%
---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
Stephen B. Grossman (4)                     5,000                  --                  *                --
---------------------------------------------------------------------------------------------------------------
Howard C. Nusbaum (4)                       5,000                  --                  *                --
---------------------------------------------------------------------------------------------------------------
Paul Tipps (4)                              7,000                  --                  *                --
---------------------------------------------------------------------------------------------------------------
Richard A. Tonges                              --               1,100                  --             35.5%
---------------------------------------------------------------------------------------------------------------
Beck Hospitality Inc. III (6)             310,000                  --                 3.8%              --
    8534 E. Kemper Road
    Cincinnati, Ohio 45249
---------------------------------------------------------------------------------------------------------------
Daewoo Corporation (7)                    680,862                  --                 8.4%              --
c/o Lubell & Koven
    350 Fifth Avenue
    New York, New York 10118
---------------------------------------------------------------------------------------------------------------
The Prudential Insurance                  421,933                  --                 5.2%             --
Company of America(8)
    Four Gateway Center
    Newark, New Jersey 07102
---------------------------------------------------------------------------------------------------------------
General Electric Credit Corp.(9)          417,435                  --                 5.1%              --
    1600 Summer Street
    Stamford, Connecticut
---------------------------------------------------------------------------------------------------------------
All directors and executive             3,961,907               3,100                48.5%             100%
    officers as a group (12 persons)
---------------------------------------------------------------------------------------------------------------

*     Represents less than 1%.
------------

      (1) Unless otherwise noted, the address of each of the listed persons is c/o the Company, 2300 Corporate Boulevard, N.W., Suite 232, Boca Raton, Florida 33431-8596.

      (2) Includes (i) 2,617,499 shares of Common Stock held by Elbe Financial Group, LLC ("Elbe") and (ii) 310,000 shares of Common Stock held by Beck Hospitality Inc. III. Mr. Beck controls Elbe and is its sole beneficial owner. Mr. Beck is an officer, director and controlling shareholder of Beck Hospitality Inc. III. He has sole voting power over 2,372,407 shares of Common Stock and shared voting power over 310,000 shares of Common Stock.

      (3) Includes 310,000 shares of Common Stock held by Beck Hospitality Inc.
III. Mr. Yeaggy is an officer, director and shareholder of Beck Hospitality Inc.
III. Mr. Yeaggy has sole voting power over 872,500 shares of Common Stock and shared voting power over 310,000 shares of Common Stock.

      (4) Includes options to purchase 5,000 shares of Common Stock granted under the Directors' Stock Option Plan which will be exercisable if such Plan is approved by the stockholders at the Meeting. Additional options to purchase 10,000 shares of Common Stock have been granted which, if the Plan is approved by stockholders, will be exercisable as follows: 5,000 on December 31, 2001 and 5,000 on December 21, 2002, if the director continues to be in office on such date.

      (5) Mr. Hatala has retired from the Board of Directors effective June 7, 2001.

      (6) Messrs. Beck and Yeaggy own 75% and 25%, respectively, of the stock of Beck Hospitality Inc. III and are officers and directors of that corporation. Beck Hospitality Inc. III has sole voting and investment power over 310,000 shares of Common Stock. Messrs. Beck and Yeaggy have reported they share voting and investment power over these shares.

      (7) Daewoo Corporation, a public corporation of South Korea with headquarters in Seoul, was a major unsecured creditor in the U.S. Lines bankruptcy and, accordingly, the recipient of shares through the Reorganization Trust.

      (8) The Prudential Insurance Company of America was a major unsecured creditor in the U.S. Lines bankruptcy and, accordingly, the recipient of shares through the Reorganization Trust.

      (9) General Electric Credit Corp. was a major unsecured creditor in the U.S. Lines bankruptcy and, accordingly, the recipient of shares through the Reorganization Trust.

                        PROPOSAL 1 - ELECTION OF DIRECTORS

      The Board of Directors manages the business of the Company. The Company's Restated Certificate of Incorporation contains a provision that divides the Board of Directors into three classes known as Class A, Class B and Class C, with each class of directors serving a staggered term of three years. Each class of directors must consist, as nearly as possible, of one-third of the authorized number of directors. The authorized number of directors is determined from time to time by a vote of a majority of the directors then in office.

      Three (3) individuals, Messrs. Arthur Lubell, Howard C. Nusbaum and Paul Tipps, currently allocated to Class B, are standing for election as directors at the Meeting to serve for a term to expire at the Meeting in 2004 or until their successors are elected and qualified. Each such individual is at present available for election. Mr. Vincent W. Hatala, Jr., a director currently allocated to Class B, is retiring from the Board of Directors at the end of his term at the Meeting. No nomination was made to replace Mr. Hatala. This vacancy may be filled by a vote of the Board of Directors. Proxies can not be voted for a greater number of persons than the number of nominees named.

      The affirmative vote of the holders of a plurality of the shares of the Company's Common Stock voted in person or by proxy at the Meeting is required for the election of each director.

      The Board of Directors recommends a vote "FOR" all nominees.

                        DIRECTORS AND EXECUTIVE OFFICERS

Directors, Executive Officers, Promoters and Control Persons

      The directors (including current class designation), and executive officers of the Company are as follows:

---------------------------------------------------------------------------------------------------------
      Name                         Age              Position                         Held Position Since
---------------------------------------------------------------------------------------------------------
      C. Scott Bartlett, Jr.       68               Director (Class A)               1996
---------------------------------------------------------------------------------------------------------
      Louis S. Beck                55               Chairman of the Board and        1997
                                                    Chief Executive Officer
                                                    (Class A)
---------------------------------------------------------------------------------------------------------
      Lucille Hart-Brown           52               Director (Class A)               1996
---------------------------------------------------------------------------------------------------------
      Stephen B. Grossman          68               Director (Class C)               2000
---------------------------------------------------------------------------------------------------------
      Richard P. Lerner            62               Director (Class A)               1996
---------------------------------------------------------------------------------------------------------
      Arthur Lubell                87               Director (Class B)               1990
---------------------------------------------------------------------------------------------------------
      Michael M. Nanosky           42               Director and President           1997
                                                    (Class C)
---------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
      Howard C. Nusbaum            44               Director (Class B)               2000
---------------------------------------------------------------------------------------------------------
      Paul Tipps                   64               Director (Class B)               1997
---------------------------------------------------------------------------------------------------------
      Richard A. Tonges            45               Treasurer and Vice President     1997
---------------------------------------------------------------------------------------------------------
      Harry Yeaggy                 55               Vice Chairman of the             1997
                                                    Board (Class C)
---------------------------------------------------------------------------------------------------------

      All directors of the Company hold office until their respective successors are elected and qualified, or until their death, resignation or removal. Officers serve at the discretion of the Board of Directors.

      There are no family relationships between any directors or executive officers of the Company.

Directors Standing for Reelection

Arthur Lubell

      Mr. Lubell was designated a creditor representative member of the Board of Directors pursuant to the Plan of Reorganization in the U.S. Lines bankruptcy in May 1990 and served as Treasurer of the Company from May 15, 1995 until April 24, 1997. Mr. Lubell has been a member of the law firm Lubell & Koven, New York City, since 1960, and is counsel to Daewoo International (America) Corp., a subsidiary of Daewoo Corporation, a former major unsecured creditor of U.S. Lines and a current stockholder of the Company.

Howard C. Nusbaum

      Mr. Nusbaum has been a Director of the Company since June 28, 2000. Since September 12, 2000 to present Mr. Nusbaum has been President of American Resort Development Association. From August 1, 1999 until September 1, 2000 he held a consulting contract with the American Hotel and Motel Association serving the Association in the position of Vice President Corporate Relations. From July 1990 until September 2000, Mr. Nusbaum was chief executive officer and executive director of the Ohio Hotel and Lodging Association.

Paul Tipps

      Mr. Tipps has been a Director of the Company since April 24, 1997. Mr. Tipps is the co-founder of State Street Consultants, a government affairs consulting firm, organized in 1983. Since January 1997 he has been a director of the Federal Home Loan Bank - Cincinnati and was elected Chairman in 2000. Mr. Tipps is a member of the Board of Directors of the John Glenn Institute for Public Service and Public Policy of The Ohio State University.

Directors Continuing in Office

      Class A Directors. The following Class A Directors were elected at the Company's 2000 annual meeting for terms ending in 2003:

C. Scott Bartlett, Jr.

      Mr. Bartlett has been a Director of the Company since August 1996. Mr. Bartlett has served as an independent financial consultant and corporate director since 1990. Mr. Bartlett retired as Executive Vice President, Senior Lending Officer and Chairman, Credit Policy Committee for National Westminster Bank USA where he was employed since 1973. Mr. Bartlett presently serves as a director of the following corporations: NVR, Inc., AMEX: NVR (Audit Committee, Nominating Committee); Abraxas Petroleum Corporation, AMEX: ABP (Chairman, Audit Committee, Member, Special Committee); Purina Mills, Inc., NASDAQ: PMIL (Chair, Audit Committee, Compensation Committee); and New ICO Global Communications (Holdings) Limited (Special Committee).

Louis S. Beck

      Mr. Beck has been a Director and Chairman of the Board of the Company since the Company's acquisition, by way of merger, of Beck Group Management Corp. on April 24, 1997. He is also the Company's Chief Executive Officer. He has been a principal stockholder and Chief Executive Officer of Beck Hospitality Inc. III and predecessor companies engaged in the hotel management business since 1972. He has also been a principal stockholder and Chairman of the Board of Union Savings Bank in Cincinnati, Ohio since 1986. Union Savings Bank is a wholly-owned subsidiary of U.S. Bancorp, a savings and loan holding company of which Mr. Beck is a director and President. In addition, since 1992 he has served as Chairman of the Board of Guardian Savings Bank in Cincinnati, Ohio and serves as a director and President of its holding company, Guardian Bancorp, Inc.

Lucille Hart-Brown

      Ms. Hart-Brown has been a Director since August 1996. Ms. Hart-Brown has served as President of Benefit Services, Inc. since June 1996. Ms. Hart-Brown served as Administrator of Marine Engineers' Beneficial Association from 1982 until 1996. Ms. Hart-Brown was a member of the U.S. Lines Creditors' Committee from inception in 1986 until conclusion of the U.S. Lines bankruptcy proceeding in 1990.

Richard P. Lerner

      Mr. Lerner has been a Director of the Company since August 1996. Mr. Lerner has been a partner with the law firm of Lambos & Junge, New York since 1996, and is currently managing partner. Mr. Lerner was a partner with the law firm of Lambos & Giardino, New York from 1978 to 1996. Mr. Lerner was a member of the U.S. Lines Creditors' Committee from inception in 1986 until conclusion of the U.S. Lines bankruptcy in 1990.

Class C Directors. Messrs. Nanosky and Yeaggy, Class C Directors, were elected at the Company's 1999 annual meeting for terms ending in 2002. Mr. Grossman, a Class C Director, was appointed by the Board of Directors at a directors meeting held June 28, 2000.

Stephen B. Grossman

      Mr. Grossman has been a Director of the Company since June 28, 2000. Mr. Grossman has been employed by Empire Capital, a financial advisory firm located in New York, New York, since March 2001. Prior to that time, he was Chairman of the Board of InYourMusic.com, Inc. From 1995 through 1999, he was a Managing Director of Lincolnshire Management Company, an investment fund. He is a certified public accountant licensed in New York and New Jersey.

Michael M. Nanosky

      Mr. Nanosky became a Director and President of Hotel Operations of the Company upon the Company's acquisition, by way of merger, of Beck Group Management Corp. on April 24, 1997. Effective June 28, 2000, he became President of the Company. From March 1990 until he joined the Company, Mr. Nanosky was President of Beck Group Management Corp., a company engaged in the hotel management business.

Harry G. Yeaggy

      Mr. Yeaggy has been a Director and Vice Chairman of the Company since the Company's acquisition, by way of merger, of Beck Group Management Corp. on April 24, 1997. He has been a principal stockholder and chief operating officer of Beck Hospitality Inc. III and predecessor companies engaged in the hotel management business since 1986. He has also been a director and President of Union Savings Bank in Cincinnati, Ohio since 1986. Union Savings Bank is a wholly-owned subsidiary of U.S. Bancorp., a savings and loan holding company of which Mr. Yeaggy is a director and Vice President and Secretary.

Other Position:

Richard A. Tonges

      Mr. Tonges has been Vice President-Finance and Treasurer of the Company since the Company's acquisition, by way of merger, of Beck Group Management Corp. on April 24, 1997. Prior to joining the Company, Mr. Tonges was Chief Financial Officer of Beck Group Management Corp. since September 1978. Mr. Tonges is a certified public accountant.

Board Meetings and Committees of the Board of Directors

      During 2000, the Board of Directors of the Company held five meetings. No director of the Company attended less than 75% of the meetings held during the year.

      The Board of Directors of the Company has appointed three committees: the Audit Committee, the Compensation Committee and the Executive Committee.

Audit Committee. The Audit Committee periodically reviews the Company's auditing practices and procedures and makes recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices, and recommends independent auditors for the Company.

Members: Richard P. Lerner (Chairman), C. Scott Bartlett, Jr. and Stephen B. Grossman.

Compensation Committee. The Compensation Committee meets periodically to make recommendations to the Board of Directors concerning the compensation and benefits payable to the Company's executive officers and other senior executives.

Members: Lucille Hart-Brown (Chairperson), Howard C. Nusbaum, Arthur Lubell and Paul Tipps.

Executive Committee. The Executive Committee, while the Board is not in session, has the powers and may exercise the duties of the Board of Directors in the management of the business and affairs of the Company that may lawfully be delegated by the Board.

Members: Louis S. Beck, C. Scott Bartlett, Jr., Lucille Hart-Brown, Paul Tipps and Harry G. Yeaggy.

      During the year ended December 31, 2000, the Compensation Committee met three times and the Audit Committee met four times, three of which were by way of telephone conference. The Executive Committee did not meet.

Staggered Board of Directors

      The Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), provides for a staggered Board of Directors having three classes: Class A, Class B and Class C. The number of directors in each class shall consist, as nearly as may be possible, of one-third of the authorized number of directors. The authorized number of directors shall be determined from time to time by a majority of the directors in office.

      A classified Board of Directors may have the effect of making it more difficult to remove incumbent directors, providing such directors with enhanced ability to retain their positions. A classified Board of Directors may also make the acquisition of control of the Company by a third party by means of a proxy contest more difficult. In addition, the classification may make it more difficult to change the majority of directors for business reasons unrelated to a change of control.

      The Restated Certificate provides that the above provisions regarding classification of the Board of Directors may not be amended, altered, changed or repealed except by the affirmative vote of at least 66-2/3% of the shares of Common Stock entitled to vote at a meeting of the stockholders called for the consideration of such amendment, alteration, change or repeal, unless such proposal shall have been proposed by a majority of the Board of Directors.

      The provisions of the Company's Restated Certificate described above relating to the staggered Board of Directors and amendments of such provision are not affected by the proposed Second Restated Certificate of Incorporation discussed in this Proxy Statement under Proposal 3.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

      The Company's non-employee directors receive an annual retainer of $15,000 and $1,000 per meeting of the Board of Directors attended. If attendance is by telephone, the fee will be $500. In addition, if a non-employee director retires from service on the Board of Directors, either during a term or by not standing for re-election, such director is entitled to a retirement payment of $40,000 plus $5,000 for each year remaining in his or her term. No more than two directors are entitled to this retirement benefit in any calendar year without the approval of the full Board of Directors. Each Committee member receives $1,000 for each meeting not held on the same day as a Board of Directors meeting. If attendance is by telephone, the fee is $500 for a member and $750 for the Committee Chairperson.

Executive Compensation

      The following table sets forth the compensation paid or accrued by the Company for services rendered in all capacities during each of the last three fiscal years for the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company who received compensation in excess of $100,000 during the period January 1, 2000 to December 31, 2000.

                                              SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------
                                                Annual Compensation                        Long-Term Compensation
                                        -------------------------------------------------------------------------------
                                                                                           Awards          Payouts
                                        -------------------------------------------------------------------------------
                                                                                         Securities          All
Name and Principal                                                  Other Annual         Underlying         Other
Position                      Year        Salary        Bonus      Compensation(1)      Options/SARs    Compensation(2)
-----------------------------------------------------------------------------------------------------------------------
Louis S. Beck,                2000       $275,000           --              --                --            $1,875
Chairman and Chief            1999       $275,000           --              --                --            $1,722
Executive Officer             1998       $275,000           --              --                --            $6,100
-----------------------------------------------------------------------------------------------------------------------
James E. Bishop, (3)          2000       $ 74,187           --        $500,000                --                --
President                     1999       $215,000           --              --                --                --
                              1998       $205,436      $35,000              --                --                --
-----------------------------------------------------------------------------------------------------------------------
Michael M. Nanosky,           2000       $211,250      $50,000              --                --            $1,519
President                     1999       $176,250      $30,000              --                --            $1,490
                              1998       $175,000      $25,000              --                --            $2,337
-----------------------------------------------------------------------------------------------------------------------
Harry G. Yeaggy,              2000       $175,000           --              --                --            $3,000
Vice Chairman                 1999       $175,000           --              --                --            $2,924
                              1998       $175,000           --              --                --            $4,236
-----------------------------------------------------------------------------------------------------------------------
Richard A. Tonges,            2000       $138,125      $35,000              --                --            $1,461
Treasurer and Vice            1999       $125,416      $25,000              --                --            $1,438
President of Finance          1998       $ 92,605(4)   $25,000              --                --            $2,633
-----------------------------------------------------------------------------------------------------------------------

-----------
      (1) Messrs. Beck, Nanosky , Tonges and Yeaggy receive reimbursement from the Company for automobile expenses; however, such amounts do not exceed the lesser of $50,000 or 10% of each person's respective aggregate salary and bonus for any of the fiscal years disclosed.

      (2) The amounts shown in this column represent insurance premiums paid by the Company with respect to permanent life insurance and disability insurance for the benefit of each named executive officer.

      (3) Mr. Bishop resigned as President of the Company effective May 1, 2000. The bonus shown for Mr. Bishop in 1998 was awarded by the Compensation Committee in March 1999 for services rendered during fiscal 1998. The other compensation shown for Mr. Bishop in 2000 is the severance payment made at the time of his resignation. As part of the severance, Mr. Bishop also received an allowance for dental and medical expenses through April 4, 2001; however, such amounts do not exceed the lesser of $50,000 or 10% of the annual salary and bonus for fiscal 2000.

      (4) The amount shown as salary for Mr. Tonges for the year 1998 was paid by the Company to Beck Hospitality Inc. III ("Beck III"), the employer from whom Mr. Tonges actually received payment. The Company and Beck III shared the compensation expense attributable to Mr. Tonges pursuant to an allocation arrangement.

Employment Agreements

      The Company had written employment agreements with Messrs. Beck, Yeaggy and Nanosky, all dated April 24, 1997. These agreements were for terms of three years, ending on April 23, 2000, and were not formally extended.

      Mr. Beck is employed as Chairman of the Board, and is paid an annual salary of $275,000, which may be increased from time to time at the discretion of the Board of Directors. He may also be paid a bonus in an amount determined by the Board of Director in its discretion and is entitled to such benefits as the Board of Directors shall adopt. In the employment agreement the Company acknowledged that Mr. Beck is the owner, an officer and director of other businesses that engage in the hotel business. Mr. Beck agreed not to engage in any business that competes with the Company. Matters involving potential conflicts of interests will be referred by management to the Audit Committee of the Board of Directors for consideration. The Audit Committee is comprised entirely of independent directors.

      Mr. Yeaggy is employed as Vice Chairman of the Board and is paid an annual salary of $175,000, which may be increased from time to time at the discretion of the Board of Directors. His employment agreement was substantially similar to the employment agreement between Mr. Beck and the Company.

      Mr. Nanosky is employed as President of the Company. He is paid an annual salary of $235,000, which may be increased from time to time at the discretion of the Board of Directors. Mr. Nanosky also receives a comprehensive medical indemnity policy for himself and his family, "split dollar" life insurance coverage in the amount of $480,000, long-term disability insurance coverage and such other benefits as the Board of Directors shall adopt and approve for him.

Severance Agreement

      Mr. Bishop resigned as President of the Company effective May 1, 2000. In connection with his resignation, Mr. Bishop received a lump sum severance payment in the amount of $500,000. For one year following his resignation, he also received family medical coverage comparable to that received during his employment and an allowance for out-of-pocket medical and dental expenses.

Stock Options

      In August 1996, the Board of Directors and stockholders of the Company adopted the 1996 Stock Option Plan (the "1996 Plan") and reserved 300,000 shares of Common Stock for issuance thereunder. The 1996 Plan provides for the granting to employees (including employee directors and officers) of options intended to qualify as incentive stock options within the meaning of ss.422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for the granting of nonstatutory stock options to employees and consultants. The 1996 Plan is currently administered by the Company's Compensation Committee.

      The 1996 Plan provides for the granting of both Incentive Stock Options ("ISOs") and nonstatutory stock options (an "NSO") and in connection with such options the granting of stock appreciation rights (an "SAR") or additional stock options, known as progressive stock options, in the event the grantee exercises such stock options by surrendering shares of Common Stock of the Company (a "PSO"). SARs enable a holder to surrender a SAR and to receive a payment in cash equal to the difference between the fair market value of the Common Stock on the date of surrender of the related SAR and the SAR price. NSOs and SARs may be issued to any key employee or officer of the Company or its subsidiaries, or any other person who is an independent contractor, agent or consultant of the Company or its subsidiaries but not any director of the Company who is not an employee of the Company. ISOs may be issued to key employees and officers of the Company and its subsidiaries, but not to any independent contractor, agent or consultant. The Compensation Committee also determines the times at which options become exercisable, their transferability and the dates, not more than ten years after the date of grant, on which options will expire. Options have no value unless the price of the Common Stock appreciates after the date of grant and the holder satisfies applicable vesting requirements.

      Currently, there are no options outstanding under the 1996 Plan.

Stock Appreciation Rights

      Effective April 24, 1997, Messrs. Hatala, Lubell, Bartlett, Lerner, Tipps and Ms. Hart-Brown and two former members of the Board of Directors were granted SARs with respect to 5,000 shares at an exercise price of $3.25 per share (collectively, the "Director SARs"). Mr. Lerner subsequently waived all rights with respect to his Director SARs. The Director SARs may be exercised during the period October 25, 1997 through April 23, 2003. In no event may the appreciated value per share paid in respect of the Director SARs exceed $7.00 per share. Effective December 18, 1998, the Company granted an SAR with respect to 25,000 shares at an exercise price of $2.48 per share, to Mr. Tipps, a Director of the Company, in consideration of services performed for the Company. This SAR expires on December 17, 2003. None of the foregoing SARs were granted under the Plan.

Option/SAR Grants in Last Fiscal Year

      During 2000, no options or SARs were granted under the Plan or otherwise by the Company to any of the executive officers listed in the Summary Compensation Table and no options granted were exercised.

Option Exercises and Fiscal Year-End Values

      For the executive officers listed in the Summary Compensation Table there were no aggregated option/SAR exercises in 2000 and, for all such executive officers, there were no option/SARs outstanding at December 31, 2000.

Report of the Audit Committee of the Board of Directors

      The Audit Committee of the Board of Directors of the Company is comprised of three independent directors appointed by the Board of Directors (each of whom is independent under applicable rules of the National Association of Securities Dealers) and operates under a charter which was adopted in 1999 (see Exhibit A to this Proxy Statement). The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

      Management is responsible for the Company's internal accounting and financial controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Committee's responsibility is to monitor and oversee these processes and report its findings to the full Board.

      The Committee also reviews with the Company's counsel any legal matters that could have an impact on the Company's financial statements. In addition, the Committee has been accorded the responsibility by the full Board to make recommendations regarding transactions and other business arrangements between the Company and its major stockholders, Messrs. Louis S. Beck and Harry G. Yeaggy, and to review the fairness, to the Company, of the allocation of expenses for shared business services between the Company and the other entities in which Messrs. Beck and Yeaggy have interests.

      In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's independent accountants to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management represented to the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee's review included discussion with the outside accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).


      With respect to the Company's outside accountants, the Committee discussed with Grant Thornton, LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and whether the additional services provided by Grant Thornton, LLP to the Company were compatible with maintaining their independence. The Committee determined that such services were so compatible.


      Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

      On the basis of the foregoing described reviews and discussions, the Committee recommended to the Board of Directors that the Board approve for inclusion of the Company's audited financial statements in the Company's Annual Report in Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

      Members of the Audit Committee

      Richard P. Lerner, Chairman
      C. Scott Bartlett, Jr.
      Stephen B. Grossman

Audit and Related Fees

      Audit Fees. The aggregate fees billed by Grant Thornton LLP for professional services for the audit of the Company's annual consolidated financial statements for fiscal 2000 and the review of the financial statements included in Forms 10-Q for fiscal 2000 were $66,015.

      Financial Information Systems Design and Implementation Fees. There were no fees billed by Grant Thornton LLP to the Company for financial information systems design and implementation fees for fiscal 2000.

      All Other Fees. The aggregate fees billed to the Company for all other services rendered by Grant Thornton LLP for fiscal 2000 were $98,159. Such services pertained predominately to state and federal tax matters.

Report of the Compensation Committee

      The Compensation Committee of the Board of Directors of the Company presents this report on the compensation policies of the Company for its executive officers.

      The Company's compensation program for executives consists of two elements: (i) a base salary and (ii) a performance-based annual bonus. For the past several years, the Company has not granted options or other stock based awards to its executives. Nevertheless, the Committee believes that executive officers are compensated in a way that advances both the short-term and long-term interests of stockholders. The variable annual bonus permits individual performance to be recognized on an annual basis, and is based, in significant part, on an evaluation of the contribution made by the officer to the Company's performance.

      Base Salary. In making a determination whether to adjust base salaries, the Committee will take into account such factors as competitive industry salaries, the contribution and experience of the officer and the length of the officer's service. Each of the Company's key executive officers' has been a long-term employee of the hotel business which the Company acquired in late April 1997. Mr. Nanosky, President of the Company and formerly President of Hotel Operations, assumed additional duties following the resignation of the Company's former President at the end of April 2000. In September 2000, the Committee recommended to the full Board that Mr. Nanosky's base salary be increased to $235,000 effective January 1, 2001. The Committee also recommended that the base salary of Richard A. Tonges, Vice President of Finance, be increased to $150,000 effective January 1, 2001.

      Annual Bonus. Senior management recommends to the Committee the maximum amount of a "bonus pool" at the end of a calendar year for recognition of superior service rendered by executive officers or senior hotel operations personnel of the Company. For the year ended December 31, 2000, a "bonus pool" not to exceed $200,000 was established. The Committee delegated to Mr. Beck the authority to award bonuses from this pool to the senior executive officers of the Company and to designate an amount of the aggregate pool that would be made available for payment of bonuses to senior hotel operations personnel based upon recommendations by Mr. Nanosky.

      Stock Options. The Committee did not grant any stock options during the year ended December 31, 2000. Future grants may be made to executive officers upon initial employment, in recognition of an individual's performance, upon promotion to a position of higher responsibility or in connection with the execution of a new or amended employment agreement.

      Chief Executive Officer Compensation. As Chairman and Chief Executive Officer, Mr. Beck has a base salary of $275,000. The base salary has remained the same since April 1997. The Committee will consider increases in the base salary and bonuses based upon the development and implementation of the Company's strategic growth and development plan.

      Members of the Compensation Committee

      Lucille Hart-Brown, Chairperson
      Howard Nusbaum
      Arthur Lubell
      Paul Tipps

Compensation Committee Interlocks and Insider Participation

      None of the members of the Compensation Committee is or has been an officer or employee of the Company, except Mr. Lubell, who was Treasurer of the Company from 1995 to 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interest of Messrs. Beck and Yeaggy in a Property Subject to a Mortgage Held by the Company

      The Company has a financial participation in the form of a promissory note secured by a mortgage on a KOA Campground in Kissimee, Florida (the "KOA Note"), which is owned by an affiliate of Messrs. Beck and Yeaggy. The principal balance of the KOA Note as of April 15, 2001 is $3,206,153. The KOA Note provides for monthly principal payments based upon a twenty-year amortization. The KOA Note matured on May 1, 2000, but its maturity date was automatically extendable for an additional three years on a one time basis, if the KOA Note was not in default on the original maturity date. As of May 1, 2000, the KOA Note was not in default and the maturity was automatically extended to May 1, 2003. The KOA Note bears interest at a fixed rate of 8% per annum. Messrs. Beck and Yeaggy have jointly and severally guaranteed the payment of the KOA Note. The Company does not regard this guaranty as material to the ultimate satisfaction of the KOA Note on the basis that the value of the KOA Campground exceeds the underlying mortgage indebtedness.

Interest of Messrs. Beck and Yeaggy in Service Providers to the Company

      The Company has a service agreement for a hotel property management system with Computel Computer Systems, Inc. ("Computel"), a corporation wholly-owned by Messrs. Beck and Yeaggy, for the hotels owned or managed by the Company. The agreement automatically renews for successive terms of one year, unless one party notifies the other to the contrary at least three months prior to the scheduled termination date. Computel is paid a monthly fee of $275 per hotel location for its basic property management software package plus one computer terminal. For each additional terminal at a hotel location there is an additional charge of $75 per month. Additional monthly fees are charged for add-on software for such services as guest messaging, call accounting interface, franchise central reservation interface and movie interface. The Company believes that these are market-rate fees. The Company projects aggregate payments to Computel of approximately $45,000 during 2001. On each annual renewal of the agreement, Computel is entitled to increase its fees commensurate with the fees charged to other customers.

      Personnel at the hotels owned by the Company and some of the hotels managed by the Company are provided by Hospitality Employee Leasing Program, Inc. ("HELP"), a corporation also wholly-owned by Messrs. Beck and Yeaggy. The Company pays HELP an administrative fee of $10.15 per pay period per employee. The owners of managed hotels pay HELP administrative fees of $8.10 to $10.15 per pay period per employee. The Company believes that these are market-rate fees. Based on the Company's present operations, the Company projects aggregate fees of approximately $176,000 in respect of owned hotels, and aggregate fees of approximately $366,000 in respect of managed hotels, to HELP during 2001.

Interest of Messrs. Beck and Yeaggy in Premises Occupied by the Company

      The Company subleases office space in Cincinnati, Ohio and Boca Raton, Florida from affiliates of Messrs. Beck and Yeaggy. The Sublease agreements are on a triple-net basis and provide for annual rental payments of $40,623 and $13,897 respectively. The Company believes that these are market rate rentals.

Limited Guarantees by Messrs. Beck and Yeaggy of Indebtedness of the Company

      Messrs. Beck and Yeaggy have personally guaranteed obligations of the Company to various banks in the aggregate principal amount of $2,957,362 as of March 31, 2001. These obligations are also secured by mortgages on the Company's hotels known as Holiday Inn Express, Juno Beach; Knights Inn Lafayette (Indiana) and Days Inn, Pompano Beach. In addition, Messrs. Beck and Yeaggy have personally guaranteed the obligations of the Company in connection with seven loans secured by mortgages on the hotels known as Best Western, Kings Quarters, Days Inn RTP (Raleigh), Days Inn Crabtree (Raleigh), Best Western Cambridge
(Ohio), Days Inn Cambridge (Ohio), Red Roof Inn Kings Island (Ohio) and Days Inn Kings Island (Ohio). The obligations of Messrs. Beck and Yeaggy pursuant to their guarantees in connection with these loans are limited to payment of the outstanding debt in the event of fraud or material misrepresentation by the borrowing entities, and indemnification in connection with certain specific liability and costs for the lender, such as environmental liability and liability caused by the gross negligence or willful misconduct of the borrowing entity, the failure to pay property taxes when due, the misapplication of insurance and condemnation proceeds, damage or waste to the property subject to lender's mortgage, and costs incurred by the lender as a result of certain actions taken by the borrowing entity after an event of default.

Interest of Messrs. Beck and Yeaggy in Property Acquired by the Company

      In March 2001, the Company acquired the 15% minority interest in Kings Dominion Lodge from Elbe Properties, an Ohio general partnership, which is beneficially owned by Louis S. Beck and Harry G. Yeaggy. Kings Dominion Lodge, an existing subsidiary of the Company, owns the hotel property known as the Best Western Kings Quarter which is located at the Kings

Dominion Amusement Park in Doswell, Virginia. The purchase price was paid by delivery of a demand note in the principal amount of $600,000 bearing interest at 7.5% per annum.

Allocation of Compensation Expenses

      Charles W. Thornton, Corporate Counsel of the Company, works for and is compensated by an affiliate of Messrs. Beck and Yeaggy, and bills the Company for time based on an hourly rate. The Company believes that the rate charged by Mr. Thornton is fair and reasonable.

Registration Rights Granted to Messrs. Beck and Yeaggy

      Messrs. Beck and Yeaggy, in the aggregate, directly and indirectly own approximately 48.2% of the outstanding shares of the Company's Common Stock. Messrs. Beck and Yeaggy have been granted certain registration rights with respect to the Company's securities owned by them. On a one-time basis, Messrs. Beck and Yeaggy may demand registration, at the Company's expense, of their shares of Common Stock. In addition, if the Company proposes to register any of its securities in connection with a public offering of such securities (other than in connection with certain limited purpose registrations), Messrs. Beck and Yeaggy may request that their Common Stock be registered incidental thereto.

              PROPOSAL 2 - APPROVAL OF DIRECTORS' STOCK OPTION PLAN

      The Board of Directors has approved, and recommends for stockholder approval, the Directors' Stock Option Plan (the "Plan"). The purpose of the Plan is to promote the success of the Company by providing a method whereby members of the Board of Directors of the Company who are not employees of the Company or its subsidiaries ("Outside Directors") may be encouraged to invest in the Common Stock of the Company in order to promote long term shareholder value, and increase their personal interest in the continued success and progress of the Company. The full text of the Plan is attached as Exhibit B.

      The Plan will be effective as of the date of its approval by the stockholders of the Company. The options granted under the Plan are NSOs. The price at which shares of Common Stock may be purchased upon exercise of an option is the fair market value of the Common Stock the date the option is granted. The Board of Directors of the Company will administer the Plan. The Plan will terminate by its terms on December 31, 2010.

      An aggregate of 300,000 shares of Common Stock is reserved for issuance under the Plan and, subject to stockholder approval, options to purchase an aggregate of 120,000 shares were granted to all Outside Directors as a group (8 persons). Each Outside Director (including director nominees Messrs. Lubell, Nusbaum and Tipps) received an option for 15,000 shares of Common Stock at fair market value of $1.50 on April 2, 2001, the date of the grant, which will be exercisable as follows: 5,000 shares immediately upon approval of the Plan by the stockholders of the Company, regardless of whether the optionee is a member of the Board of Directors on such date, and 5,000 shares on each of the first and second December 31 thereafter, provided that the optionee is a member of the Board of Directors on each such date. A new Outside Director will automatically receive an option for 15,000 shares of Common Stock on the date such person becomes a director.

      If the Board of Directors determines to make additional grants of options, such grants will be made effective at least thirty (30) days after the date of determination. Future grants of options will be exercisable in three installments, each equal to one-third of the entire option granted on the first, second and third December 31 following the date of grant, provided that the optionee is a member of the Board of

Directors on each such date. In addition, options will be fully exercisable upon the death of the optionee or upon the occurrence of other events involving the acquisition of the Company's outstanding securities or certain mergers or combinations involving the Company or a sale of substantially all of the assets of the Company. Options are not transferable except upon death, or pursuant to a "qualified domestic relations order" as defined in the Code. The expiration of an option may be accelerated in the event of an optionee's death or if the optionee ceases to be an Outside Director for any reason.

Federal Tax Consequences. The grant of an option will not result in income for the Outside Director or in a deduction for the Company. The exercise of an option will result in ordinary income for the Outside Director and a deduction for the Company measured by the difference between the exercise price and the fair market value of the shares of Common Stock received at the time of exercise.

New Plan Benefits. The Company is unable to predict the amount of benefits that will be received by or allocated to any particular participant under the Plan. The following table sets forth the stock options the group referred to below received in 2001, subject to approval of the Plan by stockholders at the Meeting. Executive officers, employee directors and employees of the Company are not eligible to participate in the Plan.

                          DIRECTORS' STOCK OPTION PLAN

--------------------------------------------------------------------------------
      Name and Position                   Dollar Value $      Number of Shares
--------------------------------------------------------------------------------
 Non-Executive Director Group (8)          $180,000(1)             120,000
--------------------------------------------------------------------------------

      ----------
      (1) The dollar value of option grants under the Plan was computed by multiplying the number of shares granted times the exercise price of the option.

      The affirmative vote of a majority of the shares of the Company's Common Stock present, in person or by proxy, at the Meeting is required for the approval of the Plan.

      The Board of Directors recommends a vote "For" the approval of the adoption of the Directors Stock Option Plan.

                    PROPOSAL 3 - ADOPTION OF SECOND RESTATED
                          CERTIFICATE OF INCORPORATION

      The Board of Directors has approved, and recommends that the stockholders adopt, a Second Restated Certificate of Incorporation of the Company in the form attached as Exhibit C (the "Second Restated Certificate"). The proposed Second Restated Certificate incorporates into a single document the various amendments made to the Company's Restated Certificate and deletes certain provisions of the Restated Certificate which have been made unnecessary or ineffective by events subsequent to 1990. These proposed changes are discussed below.

      Article Ninth. The Second Restated Certificate gives effect to the action of the Board of Directors to terminate the effectiveness of Article Ninth of the Restated Certificate. Article Ninth was originally included in the Company's Restated Certificate for the purpose of reducing the risk that any change in the stock ownership of the Company would result in the disallowance or limitation of the Company's Federal income tax attributes. Generally, Article Ninth provided a mechanism intended to prohibit any person from acquiring ownership of 5% or more of the issued and outstanding securities of the Company. In accordance with the terms of Article Ninth, the effectiveness of the provisions of Article Ninth were terminated by resolution of the Board of Directors adopted December 14, 2000.

      Deleting the Designation of Retired Series of Preferred Stock. Among the classes and series of capital stock authorized by the Restated Certificate were 4,000 shares of Preferred Stock, Series A (the "Series A Preferred"). All issued shares of Series A Preferred have been redeemed and retired. Certificates of Retirement as to the total authorized Series A Preferred have been filed with the Secretary of the State of Delaware. The Restated Certificate prohibits the reissue of the shares of Series A Preferred when so retired and provides that such shares revert to authorized but unissued Preferred Stock undesignated as to series and subject to re-issuance as shares of any one or more series. Accordingly, all references that have previously been deemed eliminated from the Restated Certificate have been eliminated in the Second Restated Certificate. The shares previously designated as Series A Preferred could be reissued by the Board of Directors without stockholder approval and could be utilized, under certain circumstances, as a method of preventing a takeover of the Company.

      Deleting Provision Pertaining to Reverse/Forward Stock Split. On April 2, 2001, stockholders owning fewer than 100 shares of the Company's Common Stock were cashed out by way of a 1-for-100 reverse stock split followed immediately by a 100-for-1 forward stock split of the Company's Common Stock (the reverse and forward stock splits are referred to together as the "Stock Splits"). The Stock Splits have been effected and the provisions relating thereto have been eliminated from the Second Restated Certificate since they are of historical significance only.

      Other Miscellaneous Changes. In addition, certain miscellaneous changes, such as the renumbering of certain subsections and cross-references, are made in the Second Restated Certificate.

      The affirmative vote of a majority of the outstanding shares of the Company's Common Stock as of the record date is required for adoption of the Second Restated Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

      The Board of Directors recommends a vote "For" the adoption of the Second Restated Certificate of Incorporation.

          PROPOSAL 4 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors, subject to stockholder ratification, has selected Grant Thornton LLP ("Grant Thornton") to serve as its independent auditors for the fiscal year ending December 31, 2001. If the stockholders do not ratify the selection of Grant Thornton the Board of Directors may reconsider its selection.

      A representative of Grant Thornton is expected to be available in person or by telephone to respond to appropriate questions at the Meeting and will be given the opportunity to make a statement if he or she desires to do so.

      The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present, in person or by proxy, at the Meeting is required for the ratification of the selection of the auditors.

      The Board of Directors recommends a vote "FOR" the ratification of the selection of Grant Thornton as independent auditors.

                             STOCK PERFORMANCE GRAPH

      The following graph shows a comparison since January 22, 1998 of the cumulative return for the Company's Common Stock, the Standard & Poors 500 Index and the NASDAQ US Index, each of which assumes an initial value of $100 and reinvestment of dividends. The Company is not aware of a directly comparable pier group index quoted by the NASDAQ and does not believe it can reasonable identify a pier group.

 [The following table was represented as a line graph in the printed material]

                       1/22/98    12/31/98       12/31/99       12/31/00
                       -------    --------       --------       --------
S&P 500                  100       129.89         157.31         143.29
Nasdaq US                100       140.50         261.11         157.11
JAGI                     100        36.71          28.57          21.00

      Prior to January 22, 1998 there was no public market for the Company's Common Stock. Initial trading for the Company's Common Stock commenced January 22, 1998 on the Nasdaq SmallCap Market.

                                  OTHER MATTERS

      The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters come before the Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy.

      If you do not plan to attend the Meeting in person, please complete, sign, date and return the enclosed proxy card promptly. Even if you do plan to attend the Meeting, please so note where provided and return the proxy card promptly.

                             ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Based on a review of the copies of reports furnished to the Company, the Company believes that during the year ended December 31, 2000 all filing requirements applicable to its officers, directors and 10% beneficial owners were met.

No Incorporation by Reference

      In the Company's filings with the SEC, information is sometimes "incorporated by reference." This means that we are referring you to information that has previously been filed with the SEC, so the information should be considered as part of the filing you are reading. Based on SEC regulations, the performance graph of this proxy statement, the "Report of the Audit Committee" and the "Report of the Compensation Committee" specifically are not incorporated by reference into any other filings with the SEC.


      The proxy statement is sent to you as part of the proxy materials for the 2001 Annual Meeting of Stockholders. You may not consider this proxy statement as material for soliciting the purchase or sale of the Company's Common Stock.


Stockholders' Proposals for Next Annual Meeting


      Any stockholder proposals intended to be presented at the Company's next annual meeting of stockholders must be received by the Company at its offices at 2300 Corporate Boulevard, N.W., Suite 232, Boca Raton, FL 33431-8596, on or before December 27, 2001 for consideration for inclusion in the proxy material for such annual meeting of stockholders.


Expenses of Solicitation

      The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by regular employees of the Company, either personally or by telephone or telecopy. The Company does not expect to pay any compensation for the solicitation of proxies.

                                         BY ORDER OF THE BOARD OF DIRECTORS

                                         Louis S. Beck
                                         Chairman of the Board


Dated:  April 25, 2001

                                                                       Exhibit A

                             AUDIT COMMITTEE CHARTER

                         JANUS HOTELS AND RESORTS, INC.
                             a Delaware corporation

Purpose of Audit Committee (Mission Statement)

Oversight of the financial reporting process, the system of internal controls and the audit process

Provide a communication link to the board of directors as to the above matters.

Roles and Responsibilities of the Audit Committee (Scope of Activities)

Assist in the formation of and review the ongoing adequacy of the Company's internal control structure

Assist in the formulation of and review the activities, organization structure and qualifications of the internal audit function

Review the external auditors' proposed audit scope and approach

Conduct a review of the financial statements, including Management's Discussion and Analysis, and audit findings, including any significant suggestions for improvements provided to management by the external auditors

Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact on the financial statements

Review interim financial reports

Review the performance of the external auditors

Review the external auditors' fee arrangement

Recommend appointment of the external auditors

Review management's monitoring of compliance with the Company's code of corporate conduct and with the Foreign Corrupt Practices Act

Review, with the Company's counsel, any legal matters that could have an impact on the Company's financial statements

Review the findings of any examinations by regulatory agencies, such as the Securities and Exchange Commission

Review the policies and procedures in effect for the review of officers' expenses and perquisites

If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist

Perform other oversight functions as requested by the full board

Reporting Responsibilities

Regularly update the board of directors about committee activities

Committee Organization

The committee shall consist of at least three and not more than five of the outside members of the Board of Directors, one of which shall be designated as the chairperson

The committee shall meet quarterly

                                                                       Exhibit B

                         JANUS HOTELS AND RESORTS, INC.

                          DIRECTORS' STOCK OPTION PLAN

1.    PURPOSE

      The purpose of the Janus Hotels and Resorts, Inc. Directors' Stock Option Plan (the "Plan") is to promote the success of Janus Hotels and Resorts, Inc. (the "Company") by providing a method whereby members of the Board of Directors of the Company who are not Employees of the Company or its Subsidiaries may be encouraged to invest in the Common Stock of the Company in order to promote long term shareholder value, and increase their personal interest in the continued success and progress of the Company.

2.    DEFINITIONS

            Except where the context otherwise requires, as used herein:

      2.1 "Board of Directors" shall mean the Board of Directors of the Company.

      2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any Treasury regulations promulgated thereunder.

      2.3 "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

      2.4 "Director" shall mean a member of the Board of Directors.

      2.5 "Employee" shall mean an individual who is on the active salaried payroll of the Company or any of its Subsidiaries at the time a Nonstatutory Stock Option is granted under the Plan.

      2.6 "Fair Market Value" of the Common Stock means, for all purposes of the Plan unless otherwise provided (i) the mean between the high and low sales prices of the Common Stock as reported on the National Market System or Small Cap Market of the National Association of Securities Dealers, Inc., Automated Quotation System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (ii) if not quoted as described in clause (i), the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau Incorporated or such other source as the Board of Directors shall determine, or (iii) if the Common Stock is listed or admitted for trading on any national securities exchange, the mean between the high and low sales price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed. In the event that the method for determining the Fair Market Value of the Common Stock provided for above shall either be not applicable or not be practical, in the opinion of the Board of Directors, then the Fair Market Value shall be determined by such other reasonable method as the Board of Directors shall, in its discretion, select and apply.

      2.7 "Nonstatutory Stock Option" shall mean an option to purchase Common Stock granted under Section 5(b) of the Plan that by its terms does not qualify as an "incentive stock option" under Section 422 of the Code.

      2.8 "Optionee" shall mean a person to whom a Nonstatutory Stock Option has been granted under the Plan.

      2.9 "Outside Director" shall mean a member of the Board of Directors who is not an Employee.

      2.10 "Subsidiary" shall mean any subsidiary corporation as defined in
Section 424(f) of the Code.

3.    ADMINISTRATION

      (a) The Board of Directors of the Company shall administer the Plan. The Board of Directors shall have full power and authority to grant Nonstatutory Stock Options pursuant to the provisions of the Plan, to interpret the provisions of the Plan and any agreements reflecting Nonstatutory Stock Options issued under the Plan, and to supervise the administration of the Plan, including the adoption of the rules and regulations for the administration of the Plan. The Board of Directors may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board of Directors.

      (b) All decisions of the Board of Directors pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company, shareholders, employees and Optionees.

      (c) No member of the Board of Directors shall be liable for anything done or omitted to be done by him or any other member of the Board of Directors in connection with the Plan, except for his own willful misconduct or as expressly provided by statute.

4.    SHARES SUBJECT TO THE PLAN

      (a) The shares of Common Stock to be delivered upon exercise of Nonstatutory Stock Options granted under the Plan may be made available from the authorized but unissued shares of the Company or treasury shares or from shares reacquired by the Company, including shares purchased in the open market.

      (b) Subject to adjustments made pursuant to the provisions of Section 4(c), the aggregate number of shares to be delivered upon the exercise of all Nonstatutory Stock Options which may be granted under the Plan shall not exceed 300,000 shares of Common Stock.

      (c) In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event, the number or kind of shares that may be issued under the Plan pursuant to Section 4(b) above, the number or kind of shares subject to, and the Nonstatutory Stock Option price per share under, all outstanding Nonstatutory Stock Options shall be automatically adjusted so that the proportionate interest of the Optionee shall be maintained as before the occurrence of such event; such adjustment in outstanding Nonstatutory Stock Options shall be made without change in the total Nonstatutory Stock Option exercise price applicable to the unexercised portion of such Nonstatutory Stock Options and with a corresponding adjustment in the Nonstatutory Stock Option exercise price per share, and such adjustment shall be conclusive and binding for all purposes of the Plan.

      (d) If a Nonstatutory Stock Option granted under the Plan shall expire or terminate for any reason, the shares subject to, but not delivered under, such Nonstatutory Stock Option shall be available for other Nonstatutory Stock Options to the same member or other members of the Board of Directors.

5.    ELIGIBILITY AND EXTENT OF PARTICIPATION

      (a) Only Outside Directors shall be eligible to receive Nonstatutory Stock Options under the Plan.

      (b) Each Outside Director who is eligible to receive a Nonstatutory Stock Option under the Plan on the date of its adoption by the Board of Directors shall automatically receive an option for 15,000 shares of Common Stock on the first business day of the month following the month of adoption by the Board of Directors. A new Outside Director shall automatically receive an option for 15,000 shares of Common Stock on the date such person becomes a director. If the Board of Directors determines to make additional grants of Nonstatutory Stock Options, such grants shall be made effective at least thirty (30) days after the date of determination. In no event shall there be more than one grant during any calendar year to Outside Directors (excluding automatic grants to new directors) and in no event shall the number of shares subject to the grant exceed 15,000. Except in the case of the automatic grant which becomes effective after adoption of this Plan by the Board of Directors, a Nonstatutory Stock Option shall vest as to number of shares subject thereto, one-third (1/3) per year on the first, second and third December 31 following the date of grant, provided that the Optionee is a member of the Board of Directors on each such date. In the case of the automatic grant to existing Outside Directors which becomes effective on the first business day of the month following the month of adoption by the Board of Directors, the Nonstatutory Stock Option shall vest as follows: 5,000 shares immediately upon approval of the Plan by the shareholders of the Company, regardless of whether the Optionee is a member of the Board of Directors on such date, and 5,000 shares on each of the first and second December 31 thereafter, provided that the Optionee is a member of the Board of Directors on each such date. Notwithstanding the foregoing vesting schedules, a Nonstatutory Stock Option shall fully vest as to the number of shares subject thereto, upon the death of the Optionee or upon the occurrence of any of the following:

            (1) any person or group of persons, other than Louis S. Beck and Harry Yeaggy, shall acquire, directly or indirectly, stock of the Company having at least 25% of the combined voting power of the Company's outstanding securities;

            (2) any merger or combination involving the Company in which the Company is not the surviving party or in which the stockholders of the Company immediately prior to the transaction cease to own at least 75% of the combined voting power of the Company's outstanding securities; or

            (3) a sale of substantially all of the assets of the Company.

      (c) A Nonstatutory Stock Option shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, or pursuant to a "qualified domestic relations order" as defined by the Code and shall be exercisable during his lifetime only by him.

      (d) A Nonstatutory Stock Option shall not be exercisable:

            (i) after the expiration of ten years from the date it is granted;

            (ii) unless payment in full is made in United States dollars by cash or check;

            (iii) in the case of a person who ceases to be an Outside Director for any reason while holding a Nonstatutory Stock Option that has not expired and has not been fully exercised, after the third anniversary of the date he ceased to be an Outside Director (but in no event after the Nonstatutory Stock Option has expired under the provisions of Section 5(d)(i) above); and

            (iv) in the case of the executors, administrators, heirs or distributees, as the case may be, of a person who dies holding a Nonstatutory Stock Option that has not expired and has not been fully exercised, after the earlier of (A) the first anniversary of the date of death or (B) the expiration date that would be applicable under Section 5(d)(iii) (but in no event after the Nonstatutory Stock Option has expired under the provisions of Section 5(d)(i) above).

      (e) It shall be a condition to the obligation of the Company to issue shares of Common Stock upon exercise of a Nonstatutory Stock Option, that the holder (or any beneficiary or person entitled to exercise such Nonstatutory Stock Option pursuant to the Plan) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, or local income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares of Common Stock.

6.    OPTION AGREEMENTS

      Each Nonstatutory Stock Option under the Plan shall be evidenced by an option agreement which shall be executed by the Optionee and, on behalf of the Company, by an officer of the Company and shall contain such provisions consistent with the Plan as may be approved by the Board of Directors and may be supplemented and amended from time to time as approved by the Board of Directors.

7.    OPTION PRICE

      The price at which shares of Common Stock may be purchased upon exercise of a particular Nonstatutory Stock Option shall be 100 percent of the Fair Market Value of such shares at the end of the trading day on the date such Nonstatutory Stock Option is granted, but in no event less than the par value thereof (if any).

8.    TRANSFERABILITY OF NONSTATUTORY STOCK OPTIONS

      A Nonstatutory Stock Option granted under the Plan may not be transferred except by will or the laws of descent and distribution. During the lifetime of an Optionee, a Nonstatutory Stock Option may be exercised only by the Optionee, or by a duly appointed legal guardian in the event of the legal disability of the Optionee. Except as specifically provided in the Plan, no person shall have any right to assign, transfer, alienate, pledge, encumber or subject to lien the benefits to which such person is entitled thereunder, and benefits under the Plan shall not be subject to adverse legal process of any kind. No prohibited assignment, transfer, alienation, pledge or encumbrance of benefits or subjection of benefits to lien or adverse legal process of any kind will be recognized by the Board of Directors and in such case the Board of Directors may terminate the right of such person to such benefits and direct that they be held or applied for the benefit of such person, his spouse, children or other dependents in such manner and in such proportion as the Board of Directors deems advisable. If a person to whom benefits are due shall be or become incompetent, either physically or mentally, in the judgment of the Board of Directors, the Board of Directors shall have the right to determine to whom such benefits shall be paid for the benefit of such person.

9.    DELIVERY OF SHARES

      No shares shall be delivered pursuant to any exercise of a Nonstatutory Stock Option until the requirements of such laws and regulations as may be deemed by the Board of Directors to be applicable thereto are satisfied.

10.   AMENDMENTS, SUSPENSION OR DISCONTINUANCE

      The Board of Directors may amend, suspend, or discontinue the Plan, but except as permitted by Section 4(c), may not, without the prior approval of the shareholders of the Company, make any amendment which operates (a) to make any material change in the persons eligible to receive Nonstatutory Stock Options under the Plan, (b) to increase the total number of shares which may be delivered under the Plan except as provided in Section 4(c), (c) to extend the maximum option period or the period during which Nonstatutory Stock Options may be granted under the Plan, (d) to decrease the option price, or (e) increase the number of shares subject to an option granted to a director each year hereunder. Except with the consent of an Optionee, no amendment, suspension or termination of the Plan shall impair the right of any recipient of any Nonstatutory Stock Options granted under the Plan.

11.   TERM OF THE PLAN

      (a) This Plan shall be effective as of the date of its approval by both the Board of Directors and shareholders of the Company. Any Nonstatutory Stock Options granted under this Plan prior to approval by the shareholders of the Company shall be subject to such approval.

      (b) No Nonstatutory Stock Option shall be granted under the Plan after December 31, 2010. Unless otherwise expressly provided in the Plan or in an applicable option agreement, any Nonstatutory Stock Option granted hereunder may, and the authority of the Board of Directors to amend, alter, adjust, suspend, discontinue or terminate any such Nonstatutory Stock Option shall, continue after December 31, 2010.

12.   SHAREHOLDER APPROVAL AND ADOPTION

      The Plan shall be submitted to the shareholders of the Company for their approval and adoption at the next annual meeting of shareholders. While options may be granted prior to such approval and adoption, no Nonstatutory Stock Option granted hereunder shall be effective, unless and until the Plan has been so approved and adopted. The shareholders shall be deemed to have approved and adopted the Plan only if it is approved and adopted at a meeting of the shareholders duly held by vote taken in the manner required by applicable law.

13.   MISCELLANEOUS

      (a) All expenses and costs in connection with the operation of the Plan shall be borne by the Company.

      (b) Proceeds from the sale of shares pursuant to Nonstatutory Stock Options granted under this Plan shall constitute general funds of the Company.

      (c) Upon any distribution of shares of Common Stock pursuant to any provision of the Plan, the distributee may be required to represent in writing that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof. The certificates for shares delivered under the Plan may include any legend which the Board of Directors or counsel for the Company deems appropriate to reflect any restrictions on transfers.

      (d) Except as expressly provided for in the Plan, no member of the Board of Directors or other person shall have any claim or right to be granted a Nonstatutory Stock Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any member of the Board of Directors any right to be retained in the service of the Company.

                                                                       Exhibit C

                                 SECOND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         JANUS HOTELS AND RESORTS, INC.

      The undersigned, a corporation organized and existing under and by virtue of the General Corporate Law of the State of Delaware (the "Corporation"),

DOES HERBY CERTIFY AS FOLLOWS:

      1. (a) The present name of the Corporation is Janus Hotels and Resorts,
Inc.

         (b) The name under which the Corporation was originally incorporated is United States Lines, Inc. and, the date of filing the original certificate of incorporation with the Secretary of State of the State of Delaware is June 10, 1966. A Restated Certificate of Incorporation of the Corporation was filed on February 23, 1990 with the Secretary of State of Delaware.

      2. On March 15, 2001, a resolution was duly adopted by the Board of Directors of the Corporation setting forth proposed a amendment and restatement of the certificate of incorporation of the Corporation, declaring said amendment and restatement to be advisable and providing that the proposed amendment and restatement to the certificate of incorporation be presented to the stockholders of the Corporation for consideration at the next annual meeting of stockholders.

      3. Pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment and restatement of the certificate of incorporation herein certified.

      4. The amendment and the restatement of the certificate of incorporation herein certified have been duly adopted in accordance with the provisions of Sections 222, 242 and 245 of the General Corporation Law of the State of Delaware.

      5. The text of the certificate of incorporation of the Corporation, as heretofore amended, supplemented and restated and as amended and restated hereby, is amended and restated in its entirety to read as hereinafter set forth in full:

                  "SECOND RESTATED CERTIFICATE OF INCORPORATION
                        OF JANUS HOTELS AND RESORTS, INC.

      FIRST: The name of the Corporation (which is hereinafter referred to as the "Corporation") is Janus Hotels and Resorts, Inc.

      SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

      THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: (1) The total number of shares of all classes of stock which the Corporation is authorized to issue is 20 Million (20,000,000) shares, consisting of

      (i) 15 Million (15,000,000) shares of Common Stock, par value one cent ($0.0l) per share, and

      (ii) 5 Million (5,000,000) shares of Preferred Stock, par value one cent ($0.01) per share.

The amount of the authorized capital stock of the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote.

      (2) The holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors of the Corporation and shall participate in any and all dividend distributions on an equal per share basis. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any reduction of the capital stock of the Corporation resulting in the distribution of any of its assets to its stockholders, the holders of the Common Stock shall be entitled to receive the net assets of the Corporation, after the Corporation shall have satisfied or made provision for its debts and obligations and for the payment to the holders of shares of the Preferred Stock any preferential rights to receive distributions of the net assets of the Corporation, and shall participate in any and all the distributions on an equal per share basis.

      (3) Except as may be expressly provided in resolutions adopted by the Board of Directors of the Corporation pursuant to paragraph (4) of this Article FOURTH with respect to the Preferred Stock, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and, except as otherwise may be required by law, on all other matters requiring action by the stockholders or submitted to the stockholders for action. Each holder of a share of the Common Stock shall be entitled to one vote for each share of the Common Stock standing in his name on the books of the Corporation.

      (4) The Preferred Stock may be issued from time to time in classes or series and shall have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolutions of the Board or Directors providing for the issuance of such stock. The holders of the Preferred Stock shall have no voting rights except as required by law or as expressed in the resolutions of the Board of Directors providing for the issuance of such shares.

      (5) The Corporation shall not issue any non-voting equity securities; provided, however, that this provision, included in this Second Restated Certificate of Incorporation in compliance with ss.1123(a)(6) of the United States Bankruptcy Code of 1978, as amended, shall have no force and effect beyond that required by such ss.1123(a)(6) and shall be effective only for so long as such ss.ll23(a)(6) is in effect and applicable to the Corporation.

                      Designations, Preferences and Rights
                          of Preferred Stock, Series B

      (A) Designation of Series. The series of Preferred Stock, par value $0.01 per share, shall be designated and known as the "Preferred Stock, par value $0.01 per share, Series B" (hereinafter referred to as the "Series B"). The Series B is designated pursuant to the provisions of Paragraph (4) of Article FOURTH of the Second Restated Certificate of Incorporation of the Corporation, as amended, and any amendment of the terms of the Series B shall be effective without the necessity of any vote of the stockholders of the Corporation of any class or series other than the Series B.

      (B) Number of Shares. The number of shares in the Series B shall be 20,000 shares. Shares of the Series B redeemed, purchased or otherwise acquired by the Corporation shall be canceled and shall revert to authorized but unissued Preferred Stock, par value $0.01 per share undesignated as to series and subject to reissuance by the Corporation as shares of the Preferred Stock, par value $0.01 per share, of any one or more series. The Corporation shall be authorized to issue certificates for fractional shares.


      (C) Dividends. (i) Each holder of a share of the Series B shall be entitled to receive out of the assets of the Corporation legally available for the payment of dividends, as and when declared by the Board of Directors of the Corporation, cash dividends at an annual rate (the "Dividend Rate") equal to 7.5% of the Redemption Price (as defined in and adjusted pursuant to Paragraph
(E)) of a Series B share, and no more, during the period from and including the date such share is issued (or is deemed to have been issued) and payable, in arrears (calculated on the basis of a 360 day year), on the last day of each March, June, September and December (or the next following business day if such day is a Saturday, Sunday or legal holiday on which banks are authorized by law to close in the state of the Corporation's executive office) (each such date being herein referred to as a "Dividend Payment Date") in each year to holders of record on the March 15, June 15, September 15 or December 15 immediately preceding the Dividend Payment Date; the first such Dividend Payment Date to be June 30, 1997. Dividends shall cumulate on a daily basis during the periods ending with each Dividend Payment Date and whether or not declared.

               (ii) If at any time the Corporation shall pay less than the total amount of dividends then payable on the shares of the Series B, the aggregate payment to all holders of shares of the Series B shall be distributed among such holders so that an equal amount shall be paid with respect to each outstanding share of the Series B.

      (D) Voting Rights. The holders of shares of the Series B shall have no voting rights with respect to any matter presented to or voted upon by the stockholders of the Corporation (including without limitation any election or removal of directors of the Corporation), except as otherwise may be required by law. However, if accrued and unpaid dividends on the Series B have accumulated in an amount equal to the sum of four quarterly dividends on the Series B (a "Series B Voting Event"), then the holders of the Series B shall be entitled to
0.01 of a vote for each whole share of the Series B upon all matters presented to the stockholders; and, except as otherwise may be required by law entitling the holders of the Series B to vote as a class, the holders of the Common Stock and the holders of Series B (together with the holders of any other shares of the Preferred Stock of any class designated by the Board of Directors of the Corporation, or designated by the express terms of such Preferred Stock, to vote together as one class with the holders of the Common Stock) shall vote together as one class on all matters. Upon the occurrence of a Series B Voting Event, the special voting rights provided in the preceding sentence shall continue unless and until such accumulated and unpaid dividends on the Series B are paid or declared so that accrued and unpaid dividends in arrears on the Series B are in an amount less than an amount equal to the sum of four quarterly dividends on the Series B, from and after which time (a "Series B Voting Termination Event") the holders of the Series B shall be divested of the special voting rights provided in this Paragraph (D).

      (E) Redemption Payments. (i) The "Redemption Price" per share of the Series B shall be $1000.00 (subject to reduction as hereinafter provided).

                (ii) After December 31, 1998, the Corporation may, from time to time in whole or in part, redeem shares of the Series B by making payments in respect of the Redemption Price. Redemption payments shall be accompanied by the payment of all accumulated and unpaid dividends on the amount being paid.

                (iii) Upon payment to any holder of a Series B share of the remaining Redemption Price with respect to any Series B share, such Series B share shall be deemed to have been redeemed and shall automatically be canceled. The Corporation may, at its option, upon notice to the holders of Series B shares, impose as a condition of their entitlement to the final payment of the remaining Redemption Price of their shares the requirement that they surrender their certificates representing their Series B shares to the Corporation; however, the payment to the holder of any Series B share of the full Redemption Price with respect to a Series B share, shall, as provided by the immediately preceding sentence, automatically effect the redemption and cancellation of the share regardless of whether the Corporation shall have required the surrender of the certificate therefor in order for the holder of the share to receive payment of the remaining Redemption Price.

                (iv) In the event that the Corporation shall make a partial redemption of the Series B, the payments shall be distributed pro rata to the holders of the Series B shares based upon the number of shares held by each such holder. Simultaneously with the delivery to a paying agent (if one is designated by the Corporation for the purpose of affecting any payment in respect of the Redemption Price) of the amount to be paid in respect of the Redemption Price of the Series B shares, the Corporation shall deliver to such paying agent a list, as of the close of business on the record date for determining holders of the Series B entitled to receive redemption payments, of the holders of record of the Series B shares for use by such paying agent in making payments on account of the Redemption Price of shares, and the Corporation shall mail notice thereof to the holder of the Series B shares at their last addresses as they appear on the records of the Corporation. Such notice shall specify the amount per whole share to be paid to holders of the Series B shares, and the remaining unpaid Redemption Price of such shares after reflecting such payments. The Corporation shall maintain a record of the redemption made with respect to each Series B share and the remaining unpaid Redemption Price of each Series B share, and each transferee of the Series B share shall be deemed to have notice of, and shall take such share subject to, the payment of such amounts.

      (F) Liquidation, Dissolution and Winding-Up. (i) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation resulting in the distribution of any of its assets to its stockholders, or of any reduction of its capital stock resulting in the distribution of any of its assets to its stockholders, each holder of a share of the Series B shall be entitled, before any distribution or payment is made upon any Junior Security, to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the remaining Redemption Price with respect to such share of the Series B plus any accumulated and unpaid dividends. After payment to a holder of a Series B share of the amount as aforesaid, such holder of a Series B share as such shall have no right or claim to any of the remaining assets of the Corporation.

                (ii) The merger or consolidation of the Corporation into or with any other corporation or the merger of any other corporation into the Corporation, or the lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or a winding-up of the Corporation.

      (G) Restrictions on Dividends, Distributions and Redemptions. So long as any shares of the Series B shall be outstanding, and without the prior written consent or approval of the holders of more than two-thirds (2/3rds) of the then outstanding shares of the Series B, no dividends or other distributions (other than dividends or distributions payable exclusively in shares of the Common Stock or any Junior Security or in rights, options or warrants to acquire shares of the Common Stock or any Junior Security), whether in cash or property, shall be paid or declared on the Common Stock or on any Junior Security, nor shall any shares of the Common Stock or any Junior Security be redeemed, purchased or otherwise acquired for value by the Corporation or any Subsidiary; provided, however, the Corporation may pay cash dividends on the Common Stock or any other Junior Security without the written consent or approval of the holders of the then outstanding shares of the Series B if the dividends thereon provided for under Paragraph (C) are current and not in arrears.

      (H) Additional Preferred Stock. The Corporation may authorize, create or issue from time to time additional shares of the Preferred Stock of any class or series to the full extent permitted by Article FOURTH of the Second Restated Certificate of Incorporation of the Corporation, as amended (as the Second Restated Certificate of Incorporation may be further amended from time to time), provided, however, such shares shall not be deemed to rank senior or pari passu to the Series B shares with respect to any rights, powers or preferences, including without limitation as to dividends, redemption and distributions upon liquidation, dissolution or winding up of the Corporation, without the prior written consent or approval of the holders of more than two-thirds (2/3rds) of the then outstanding shares of the Series B.

      (I) Definitions. For purposes hereof, the following terms shall have the following meanings:

                (i) "Common Stock" shall mean the authorized Common Stock of the Corporation on the date of issuance of the shares of the Series B.

               (ii) "Junior Security" shall mean the Common Stock and any other equity security of the Corporation, unless the holders of more than two-thirds (2/3rds) of the then outstanding shares of the Series B have consented in writing to or otherwise approved, the designation of such equity security as senior or pari passu to the Series B.

                (iii) "Subsidiary" shall mean any corporation of which more than 50% of the outstanding stock have ordinary voting power to elect a majority of the board of directors of such corporation, irrespective of whether at the time stock of any other class or classes of stock of such corporation shall have or might have voting power by reason of the happening of any contingency, is, at the time as of which any determination is made, owned directly or indirectly by the Corporation.

      FIFTH: (1) The Board of Directors of the Corporation shall consist of such number of directors as is determined pursuant to the by-laws of the Corporation fixed from time to time by a vote of the majority of the directors then in office (such number is hereafter, "the authorized number").

      (2) The Board of Directors shall consist of three classes: Class A, Class B and Class C. The number of directors in each class (each of which classes shall have not less than one director) shall consist as nearly as may be possible, of one-third of the authorized number of directors.


      (3) At the first annual meeting of stockholders following the adoption of the provisions of this Article FIFTH as amended, Class A directors shall be elected for a one-year term, Class B directors for a two-year term and Class C directors for a three-year term. At each succeeding annual meeting of stockholders, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. Notwithstanding the foregoing, in the event that, as a result of any change in the authorized number of directors, the number of directors in any class would differ from the number allocated to that class pursuant to Paragraph (2) of this Article FIFTH immediately prior to such change, the following rules shall apply:


      (i) Each director shall nevertheless continue as a director of the class of which he is a member until the earlier of the expiration of his current term or his earlier death, resignation or removal;

      (ii) At each subsequent election of directors, if the number of directors in the class whose term of office then expires is less than the number then allowed to that class, the number of directors then elected for membership in that class shall not be greater than the number of directors in that class whose term of office then expires, unless and to the extent that the aggregate number of directors then elected plus the number of directors in all classes then duly continuing in office does not exceed the then authorized number of directors of the Corporation;

      (iii) At each subsequent election of directors, if the number of directors in the class whose term of office then expires exceeds the number then allocated to that class, the Board of Directors shall designate one or more of the directorships then being elected as directorships of another class or classes in which the number of directors then serving is less than the number then allocated to such other class or classes;

      (iv) In the event of the death, resignation or removal of any director who is a member of a class in which the number of directors serving immediately preceding the creation of such vacancy exceeds the number then allocated to that class, the Board of Directors shall designate the vacancy thus created as a vacancy in another class in which the number of directors then serving is less than the number then allocated to such other class;

      (v) In the event of any increase in the authorized number of directors, the new directorships resulting from such increase shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the composition of each of the classes into conformity with the provisions of Paragraph (2) of this Article FIFTH, as such provisions apply to the number of directors authorized immediately following such increase; and

      (vi) Designations of directorships or vacancies into other classes and apportionments of newly created directorships to classes by the Board of Directors under clauses (iii), (iv) and (v) of this Paragraph (3) shall, so far as possible, be effected so that the class whose term of office is due to expire next following such designation or apportionment shall contain the full number of directors then allocated to such class.

      (4) Notwithstanding the provisions of this Article FIFTH, each director shall serve until his successor is elected and qualified or until his death, resignation or removal. No director may be removed at any time prior to his death or resignation or the expiration of his term of office without the affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of the Common Stock of the Corporation entitled to vote and voting separately as a class.

      (5) Elections of directors need not be by ballot unless the by-laws of the Corporation so provide.

      SIXTH: No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders; provided that the stockholders may act by written consent when express provision is made therefor in this Second Restated Certificate of Incorporation.

      SEVENTH: The affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of the Common Stock of the Corporation entitled to vote and voting separately as a class shall be required to approve

      (i) the issuance during any 24-month period of shares of the capital stock or other securities of the Corporation or securities convertible into or exchangeable for shares of its capital stock, or the grant of rights or options to subscribe for or to purchase shares of its capital stock or convertible or exchangeable securities, which shares would entitle the holders thereof to exercise five percent (5%) or more of the voting power of the Corporation in the election of directors immediately after the issuance at such shares,

      (ii) any merger, consolidation or other reorganization of the Corporation (whether for cash, securities or other property),

      (iii) any dissolution, liquidation or winding up of the Corporation, or

      (iv) any sale or disposition of any substantial portion of the assets of the Corporation;

provided, however, that the foregoing provisions shall not apply to (x) any such transaction which is approved by resolution of the Board of Directors by a vote of two-thirds (2/3rds) of the directors then in office.

The stockholder vote, if any, required for any transaction of the type described in clause (x) of the preceding sentence or any transaction not of the type described in this Article SEVENTH shall be such as may be required by applicable law. For purposes of this Second Restated Certificate of Incorporation, "control" with respect to any person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

      EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, to make, alter, amend and repeal the by-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or this Second Restated Certificate of Incorporation.

      NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of ss.279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

      TENTH: From time to time any of the provisions of this Second Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at that time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Second Restated Certificate of Incorporation are granted subject to the provisions of said laws; however, the provisions of Articles FIFTH, SIXTH and SEVENTH, and the provisions of this Article TENTH may not be amended, altered or repealed without the affirmative vote of the holders of record of two-thirds (2/3rds) of the outstanding Common Stock of the Corporation entitled to vote and voting separately as a class.

      ELEVENTH: The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it has the power to indemnify pursuant thereto.

      TWELFTH: No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of any director

            (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders,

            (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

            (iii) under ss.174 of the General Corporation Law of the State of Delaware, or

            (iv) for any transaction from which such director derived an improper personal benefit."

      IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Second Restated Certificate of Incorporation to be signed by its officer thereunto duly authorized as of the ______ day of June 2001.

                                              JANUS HOTELS AND RESORTS, INC.

                                              By:________________________
                                                   Louis S. Beck
                                                   Chairman of the Board and
                                                   Chief Executive Officer

                         JANUS HOTELS AND RESORTS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 7, 2001

           This Proxy is Solicited On Behalf of the Board of Directors

The undersigned hereby appoints C. Scott Bartlett, Jr., Lucille Hart-Brown and Richard P. Lerner and each of them, with full power of substitution as proxies for the undersigned, to attend the annual meeting of stockholders of Janus Hotels and Resorts, Inc. (the "Company"), to be held at New York-New York Hotel Casino, 3790 Las Vegas Blvd. South, Las Vegas, Nevada 89109 at 1:30 p.m. Pacific Time on June 7, 2001, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present.

                           (Continued on reverse side)

                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                         JANUS HOTELS AND RESORTS, INC.

                                  JUNE 7, 2001


                *Please Detach and Mail in the Envelope Provided*
--------------------------------------------------------------------------------

A |X| Please mark your
      votes as in this
      example.

        The Board of Directors recommends a vote "FOR" 1, 2, 3, 4 and 5

1.    To vote for the nominees listed at right for election as directors:

                      FOR                    WITHHOLD
                                             AUTHORITY

                      |_|                       |_|

Nominees:  Class B Directors,
           term expires 2004
           Arthur Lubell
           Howard C. Nusbaum
           Paul Tipps

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below:)

--------------------------------------------------------------------------------

2.    Approval   of   the   adoption   of  the       FOR   AGAINST  ABSTAIN
      Company's Directors' Stock Option Plan         |_|     |_|      |_|

3.    Approval   of   the   adoption   of  the       FOR   AGAINST  ABSTAIN
      Company's Second Restated Certificate of       |_|     |_|      |_|
      Incorporation


4.    Approval  of the  appointment  of  Grant       FOR   AGAINST  ABSTAIN
      Thornton    LLP   as    the    Company's       |_|     |_|      |_|
      independent auditors for the fiscal year ending December 31, 2001


5.    In  their  discretion,   on  such  other       FOR   AGAINST  ABSTAIN
      business as may properly come before the       |_|     |_|      |_|
      meeting or any adjournment thereof

                   IF YOU  PLAN  TO  ATTEND  THE  ANNUAL  MEETING     |_|
                   PLEASE CHECK BOX


Unless a contrary direction is indicated, the shares represented by this proxy will be voted FOR approval of each of the proposals; if specific instructions are indicated, this proxy will be voted in accordance with such instructions.

Signature(s)______________________________________________   Dated______________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.